As filed with the Securities and Exchange Commission on June 13, 2003
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                 DAN RIVER INC.
             (Exact name of registrant as specified in its charter)

            Georgia                                              58-1854637
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

          2291 Memorial Drive                                       24541
          Danville, Virginia                                      (Zip Code)
(Address of principal executive offices)

                                 DAN RIVER INC.
                          2003 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

        Harry L. Goodrich, Esq.                             Copies to:
            Dan River Inc.                                Mary A. Bernard
          2291 Memorial Drive                           King & Spalding LLP
       Danville, Virginia 24541                     1185 Avenue of the Americas
(Name and address of agent for service)            New York, New York 10036-4003

                                 (434) 799-7000
              (Telephone number, including area code, of agent for
                                    service)

                                              CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
  Title of Securities    Amount to be       Proposed Maximum              Proposed Maximum             Amount of
   to be Registered       Registered   Offering Price Per Share(1)    Aggregate Offering Price(1)   Registration Fee
--------------------------------------------------------------------------------------------------------------------
 Class A Common Stock,
  par value $.01 per
        share          1,329,856 shares          $2.98                      $3,962,970.88                $320.60
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee based on the average of the high and low sales prices per share of Class A Common Stock of Dan River Inc. as reported on the New York Stock Exchange on June 12, 2003, in accordance with Rule 457(h) under the Securities Act of 1933.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by us with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement as of their respective dates:

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 28, 2002;

         (b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2003;

         (c) Our Current Reports on Form 8-K filed on February 4, 2003, March 17, 2003, April 16, 2003, April 25, 2003 and June 12, 2003; and

         (d) The description of our Class A Common Stock, par value $.01 per share, contained in our registration statement on Form 8-A dated September 26, 1997, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents (we refer to such documents, and the documents enumerated above, as the "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our amended and restated articles of incorporation, which we refer to as the Restated Charter, eliminate, to the fullest extent permitted by applicable law, the personal liability of directors to us or our shareholders for monetary damages for breaches of such directors' duty of care or other duties as a director. This provision of the Restated Charter will limit the remedies available to a shareholder in the event of breaches of any director's duties to such shareholder or us. Under current Georgia law, the Restated Charter does not provide for the elimination of or any limitation on the personal liability of a director for:

     o any appropriation, in violation of the director's duties, of any of our business opportunities,

     o acts or omissions which involve intentional misconduct or a knowing violation of law,

     o    unlawful corporate distributions, or

     o any transactions from which the director received an improper personal benefit.

         Under our bylaws, we shall indemnify to the fullest extent permitted under the Georgia Business Corporation Code, which we refer to as the GBCC, any person made a party to a proceeding because he or she is or was a director or officer of our company, if he or she acted in a manner he or she believed in good faith to be in or not opposed to our best interests and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. We shall have the power to indemnify to the fullest extent permitted under the GBCC any person made a party to a proceeding because he or she is or was an employee or agent of ours, if he or she acted in a manner he or she believed in good faith to be in or not opposed to our best interests and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

         Under the GBCC, a Georgia corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director, against liability incurred in such proceeding, provided that such individual acted in good faith and reasonably believed

         (1) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation,

         (2) in all other cases other than a criminal proceeding, that such conduct was at least not opposed to the best interests of the corporation, and

         (3) in the case of a criminal proceeding, that such individual had no reasonable cause to believe that such conduct was unlawful.

         A Georgia corporation may not indemnify a director under the GBCC:

     o in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding, provided it is determined that such director met the relevant standard of conduct set forth above, or

     o in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit.

         Additionally, a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct or that the proceeding involves conduct for which such director's liability has been properly eliminated by action of the corporation, and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested.

         Our directors and executive officers are insured against damages from actions and claims incurred in the course of performing duties, and we are insured against expenses incurred in defending lawsuits arising from certain alleged acts against directors and executive officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

          4.1 Amended and Restated Articles of Incorporation of Dan River Inc. (incorporated by reference to Exhibit 3.1 in Amendment No. 1 to Dan River's registration statement on Form S-1 (File No. 333-36479))

          4.2       Bylaws of Dan River Inc. (incorporated by reference to
                    Exhibit 3.2 in Amendment No. 1 to Dan River's registration statement on Form S-1 (File No. 333-36479))

          4.3*      Dan River Inc. 2003 Long-Term Incentive Plan

          5.1*      Opinion of King & Spalding LLP

          23.1*     Consent of Ernst & Young LLP

          23.2      Consent of King & Spalding LLP (included as part of Exhibit
                    5.1)

          24.1      Power of Attorney (included in signature pages).

                    *Filed herewith.

ITEM 9. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes as follows:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended, which we refer to as the Securities Act,

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danville, State of Virginia, on the 13th day of June, 2003.


                                     DAN RIVER INC.


                                     By:    /s/ Joseph L. Lanier, Jr.
                                        ----------------------------------------
                                        Joseph L. Lanier, Jr.
                                        Chairman of the Board and
                                        Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph L. Lanier, Jr., Richard L. Williams, Barry F. Shea and Harry L. Goodrich and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated.


                      Signature                                        Title                           Date
------------------------------------------------------      -----------------------------     -----------------------



                 /s/ Donald J. Keller                       Director                                June 13, 2003
------------------------------------------------------
                  Donald J. Keller



               /s/ Joseph L. Lanier, Jr.                    Chairman of the Board,                  June 13, 2003
------------------------------------------------------      Chief Executive Officer and
                Joseph L. Lanier, Jr.                       Director (Principal
                                                            Executive Officer)



                                    II-5


                  /s/ Edward J. Lill                        Director                                June 13, 2003
------------------------------------------------------
                   Edward J. Lill



                  /s/ John F. Maypole                       Director                                June 13, 2003
------------------------------------------------------
                   John F. Maypole



                /s/ Rainer H. Mimberg                       Director                                June 13, 2003
------------------------------------------------------
                  Rainer H. Mimberg



                   /s/ Barry F. Shea                        Executive Vice President                June 13, 2003
------------------------------------------------------      - Chief Financial Officer
                    Barry F. Shea                           (Principal Financial and
                                                            Accounting Officer)


                /s/ Richard L. Williams                     President, Chief                        June 13, 2003
------------------------------------------------------      Operating Officer and
                 Richard L. Williams                        Director


                                  EXHIBIT INDEX

        Exhibit
         Number                  Description of Exhibit
         ------                  ----------------------

          4.1 Amended and Restated Articles of Incorporation of Dan River Inc. (incorporated by reference to Exhibit 3.1 in Amendment No. 1 to Dan River's registration statement on Form S-1 (File No. 333-36479))

          4.2       Bylaws of Dan River Inc. (incorporated by reference to
                    Exhibit 3.2 in Amendment No. 1 to Dan River's registration statement on Form S-1 (File No. 333-36479))

          4.3*      Dan River Inc. 2003 Long-Term Incentive Plan

          5.1*      Opinion of King & Spalding LLP

          23.1*     Consent of Ernst & Young LLP

          23.2      Consent of King & Spalding LLP (included as part of Exhibit
                    5.1)

          24.1      Power of Attorney (included in signature pages).

                    *Filed herewith.


                                      II-7